CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-142743, 333-193414, 333-204645, 333-224831, 333-270860, and 333-271819 on Form S-8 of our reports dated February 20, 2026, relating to the financial statements and financial statement schedule of Regal Rexnord Corporation and the effectiveness of Regal Rexnord Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 20, 2026